UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

ADM TRONICS UNLIMITED, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17629	22-1896032
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224S Pegasus Ave., Northvale, New Jersey 07647
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (201)767-6040

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On July 2, 2021, ADM Tronics Unlimited Inc. (the “Company”) entered into a consulting agreement (the “Agreement”) with a consultant, pursuant to which the consultant is providing consulting services over a period of two years from the date of execution of the Agreement. Pursuant to the Agreement, on July 2, 2021, as compensation for the consulting services to be rendered thereunder, the Company issued the consultant a warrant to purchase up to 3,500,000 shares of the Company’s common stock, par value $0.0005 per share (the “Common Stock”) at an exercise price of $0.17 per share during the first 12 months of the term of the Agreement and $0.20 per share for the second 12 months of the term of the Agreement. Such warrant is exercisable until the second anniversary of the date of issuance. Under the warrant, at the request of the consultant, the Company will file a registration statement covering the resale of shares of Common Stock issuable upon exercise of the warrant within 45 days of such request. The issuance of the warrant was made in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADM Tronic Unlimited, Inc.

Date: July 6, 2021	By:	/s/ Andre’ DiMino
	Name:	Andre’ DiMino
	Title:	CEO and CFO